UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2017

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190

Sugar Land, Texas 77478

(Address of principal executive offices)

(409) 385-8300

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The Company’s press release dated March 1, 2017, regarding its financial results for the period ended December 31, 2016, including consolidated financial statements for the period ended December 31, 2016, is Exhibit 99.1 of this Form 8-K.

The information in this Item 2.02, including the corresponding Exhibit 99.1 is hereby filed.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 27, 2017, the Audit Committee of the Company’s Board of Directors, following consultation with management and discussion with the Company’s independent registered public accounting firm, BKM Sowan Horan, LLP, concluded that there were accounting errors in the accounting for its equity in earnings from its investment in AMAK in the second and third quarters of 2016. Specifically, there were errors that resulted in (1) an overstatement of the fair value of spare parts obtained by AMAK in the second quarter of 2016 by approximately $2.82 million, and (2) an understatement of the basis of our investment as a result from an equity raise by AMAK in the third quarter of 2016 by approximately $3.17 million. While the errors have an overall combined de minimis effect on net income and earnings per share (less than $.01 per share) for the twelve months ended December 31, 2016, they do have a material impact on net income of the second and third quarters of 2016. As a result, the second and third quarter 2016 Forms 10-Q should no longer be relied upon. The Company will restate these quarters on or before the due date for the filing of its 2016 Form 10-K.

Item 7.01. Regulation FD Disclosure.

The slides for the Company’s fourth quarter and full-year 2016 earnings presentation on March 1, 2017, are Exhibit 99.2 to this Form 8-K.

The information in this Item 7.01, including the corresponding Exhibit 99.2, is being furnished with the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description of Exhibit
99.1	Earnings Release of the Company, dated March 1, 2017
99.2	Earnings Presentation of the Company, dated March 1, 2017

The Company’s website (www.trecora.com) contains a significant amount of information about the Company, including financial and other information for investors. The Company strongly encourages investors to visit its website from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date: March 1, 2017	By:	/s/ Sami Ahmad
Sami Ahmad
Chief Financial Officer

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